Exhibit 21

Subsidiaries of the Registrant

The following is a list of the subsidiaries of the Registrant:

Name	State of Incorporation
Sterling National Bank	U.S.A.
10 Ben Holding Corp.	New York
143 Will Holding Corp	New York
21 Scarsdale Road Corp.	New York
325 West Holding Corp.	New York
369 East Realty Corp.	New York
500 Commercial Holding Corp.	New York
682 Jam Holding Corp	New York
Advantage Funding Auto Trust, LLC	Delaware
Advantage Funding Commercial Capital Corp.	New York
Advantage Funding Leasing, LLC	Delaware
Advantage Funding Management Co., Inc.	Delaware
Advantage Funding Title Agent, LLC	Delaware
AF Agency, Inc.	New York
AF Insurance Agency, Inc.	New York
AllSave Development, LLC	New York
Fidata Service Corp.	New York
Godfrey Road, LLC	New York
Grassy Sprain Real Estate Holdings, Inc.	New York
High Barney Road, LLC	New York
HudSave Development, Inc.	New York
HVB Fleet Services Corp.	New York
HVB Properties Corp.	New York
Mortgage Headquarters, Inc.	New York
ProSave Development, Inc.	New York
Provest Services Corp. II	New York
Sprain Brook Realty Corp.	New York
Sterling Business Credit, LLC	Delaware
Sterling Factors Corporation	New York
Sterling National Funding Corp.	New York
Sterling National Mortgage Company, Inc.	New York
Sterling REIT, Inc.	New York
STL Holdings, Inc.	New York
Warsave Development, Inc.	New York